                                                                     Exhibit (c)


                                 PROMISSORY NOTE

US $500,000.00

                                                                  Miami, Florida
                                                          Date: October 12, 2000

         FOR VALUE RECEIVED, the undersigned, E Com Ventures, Inc. (the "Maker"), does hereby promise to pay to the order of TAKE TO AUCTION (the "Holder") located at 5555 Anglers Ave., Ft. Lauderdale, FL 33312, the principal sum of Five Hundred Thousand dollars ($500,000.00), payable together with interest thereon, at a rate equal to the rate charged by the Maker's major lender, upon the unpaid balance from time to time outstanding until maturity, same being payable, in lawful money of the United States of America, as follows:

         Principal and all interest thereon shall be due and payable in one balloon payment on or before December 31, 2000; provided, however, that principal and all interest thereon shall be payable at any time upon demand of the holder hereof, on not less than thirty (30) days' prior written notice from the Holder hereof to Maker.

         The principal of this Note may be prepaid in whole or in part at any time and from time to time without penalty or premium, provided, however, that interest accrued through the date of prepayment shall be paid on the amount of any prepayment.

         If any payment of interest or principal is not received by the Holder hereof within twenty (20) days following the respective due date (December 31, 2000) for such payments, then at the option of the Holder hereof, the entire outstanding principal sum, together with all accrued and unpaid interest shall become immediately due and payable without notice. Upon any default hereunder, the Maker promises to pay all costs of collection, including reasonable attorneys' fees, including such fees in connection with appeals or post-judgment proceedings.

         The Holder hereof may, at its option and without notice or demand, declare this Note immediately due and payable if any one or more of the following events of default should occur:

         (a) there should be a default in the payment of any sum of money due hereunder on the date when due;

         (b) the Maker should make an assignment for the benefit of its creditors;

         (c) attachment or garnishment proceedings should be commenced against the Maker;

         (d)      a judgment be entered against the Maker;

         (e)      a receiver be appointed over any property of the Maker; or

         (f) proceedings be instituted by or against the Maker under the Bankruptcy Act, as amended

         During the period of any default under the terms of this Note, and from and after maturity, the interest rate on the entire indebtedness then outstanding shall be at the rate of four percent (4%) per annum above the prime lending rate charged from time to time by Citibank, N.A., but in no event less than eight percent (8%) or greater than twelve percent (12%).

         Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived by the Maker.

         The sums due under this Note shall not be subject to offset, deduction, or claims in the nature thereof which the Maker may have against the holder hereof. The Maker hereby waives any such claim of offset, deduction, or any claim in the nature thereof.

         This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Maker and the Holder. Any waiver by the Maker or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Maker or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. Any waiver must be in writing.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

         This Note may not be modified, amended or terminated except by a written instrument executed by the Maker and the then present holder of this Note.

         In WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the day and year first above written.



/s/ A. Mark Young
--------------------------
A. Mark Young
Chief Financial Officer
E Com Ventures, Inc.





                                       2